UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2007 STAAR Surgical Company ("STAAR") entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Canon Inc. ("Canon") and Canon Marketing Japan Inc. ("CMJ" and, collectively with Canon, the "Canon Parties") to acquire all of the Canon Parties’ interests in Canon Staar Co. Inc. ("Canon Staar") and obtain 100% ownership of Canon Staar.

The following summary of the Share Purchase Agreement (including the forms of ancillary agreements attached as exhibits) is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 10.65 to this report.

The Share Purchase Agreement provides that the Closing will occur on the later of December 28, 2007 and the date on which all conditions to closing are satisfied. At Closing STAAR will pay the $4 million cash consideration and 1.7 million shares of Series A Convertible Preferred Stock ("Preferred Stock") to the Canon Parties, and the Canon Parties will deliver all their shares of Canon Staar to STAAR.

Each share of Preferred Stock to be issued to the Canon Parties will be convertible for five years at the option of the holder into one share of STAAR’s common stock and will automatically convert after five years into one share of STAAR’s common stock. The Preferred Stock will be redeemable at the option of the holders at a price of $4 per share (plus accrued or declared but unpaid dividends) on the occurrence of a change in control or liquidation of STAAR or at any time after the third anniversary of the issuance date. The rights, preferences, privileges and obligations of the Series A Convertible Preferred Stock will be established in a Certificate of Designation attached as an exhibit to the Share Purchase Agreement, and to be filed with the Delaware Secretary of State.

STAAR’s obligation to complete the transaction is subject to the satisfaction of customary conditions to Closing and include the following:

• BDO Sanyu, the auditors of Canon Staar, will have provided reviewed financial statements, including balance sheet, for the quarter and nine months ended September 30, 2007 for Canon Staar;

• an audit by STAAR will have confirmed the inventory of Canon Staar products listed by CMJ;

• STAAR’s due diligence will not have discovered any event, action or change that has had or could have a material adverse effect on the business, operations, properties or conditions (financial or otherwise) of Canon Staar, other than with respect to any matter arising in connection with Canon Staar’s Bylaws, Rules of Organization, Rules for Job Functions and Rules for the Use of the Application for Approval or Impression of Seal (the "Internal Regulations"); and

• the Japanese Ministry of Health and Welfare will have approved Canon Staar’s acting as a seller of products directly to end users.

The Share Purchase Agreement requires STAAR to file with the Securities and Exchange Commission a "shelf" registration statement providing for the public resale of the shares issuable on conversion of the Series A Preferred Stock (the "Conversion Shares") within 30 days after issuance of the Preferred Stock. Subject to customary black-out periods the registration statement will remain in force until the Conversion Shares may be sold freely under Rule 144(k). STAAR will use best efforts to have the registration statement declared effective within 180 days. If it fails to do so, STAAR will issue 30,000 shares of common stock for each month (or part thereof) in which effectiveness has not been obtained, and each month when availability of the registration is suspended (apart from permitted black-out periods) while the obligation to maintain effectiveness is in place.

The Canon Parties agree that for a period of three years after the Closing they will not directly manage, operate or engage in research, development, manufacture, marketing, sale or distribution of implantable silicone and collagen copolymer intraocular lenses whether phakic or aphakic, whether spheric or aspheric, and insertion devices for such implants and collagen glaucoma wicks (collectively the "Business’) or acquire a controlling ownership interest in any entity that manages, operates or engages in the Business (other than conducting research and development activities) in Japan and has aggregate annual sales of products connected with the Business in excess of $1 million.

At the Closing STAAR and CMJ will enter into an Inventory Sales Agreement in the form attached to the Share Purchase Agreement (the "Inventory Sales Agreement"), which provides for the repurchase by Canon Staar of all Canon Staar product inventory owned by CMJ (the "Repurchased Inventory"). The Inventory Sales Agreement provides that at the end of each month during the first year after the Closing Canon Staar will pay CMJ for the Repurchased Inventory Canon Staar has sold in the preceding month. The price paid to CMJ will be the same price CMJ originally paid Canon Staar for the Repurchased Inventory (the "Original Purchase Price"), except for sales in China of the KS-XI model acrylic Preloaded Injector, for which the price will be 50% of Canon Staar’s sales price to the customer. On the first anniversary of the Closing Date Canon Staar will pay CMJ the Original Purchase Price for any remaining Repurchased Inventory (except the Model KS-XI) that has not yet been sold by Canon Staar and that has a shelf through at least October 25, 2009. Canon Staar will continue to pay CMJ for KS-XI inventory only after its sale by Canon Staar. At and following Closing all accounts receivable and accounts payable between CMJ and Canon Staar will be reconciled and any net amount owed by either party will be paid.

At Closing Canon Staar and the Canon Parties will enter into secondment agreements covering employees of the Canon Parties who will work for Canon Staar after the Closing, including employees of CMJ involved in the marketing of Canon Staar products.

All material provisions of the existing agreements among the joint venture parties will be terminated under a Termination Agreement to be executed and delivered at Closing. A description of the Canon Staar joint venture and its related agreements was provided in STAAR’s quarterly report on From 10-Q for the quarter ended June 29, 2007 in Management’s Discussion and Analysis of Financial Condition and Results of Operations under the caption "Overview – Canon Staar Joint Venture."

At Closing releases will be entered into by each of STAAR, the Canon Parties and Canon Staar related to the prior conduct of the joint venture and uses of confidential information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

October 31, 2007	By:	/s/Deborah Andrews

Name: Deborah Andrews
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.65	Share Purchase Agreement dated October 25, 2007 by and between Canon Marketing Japan Inc. and Canon Inc. as Sellers and STAAR Surgical Company as Buyer.